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Pricing Supplement No. 34 Dated September 21, 1995
Filed Pursuant to: Rule 424(b)(3)
(To Prospectus dated November 4, 1993 and File No.: 33-65904
Prospectus Supplement dated July 29, 1994)


                           FIRST CHICAGO CORPORATION
                          MEDIUM-TERM NOTES, SERIES F



Date of Issue: September 25, 1995  [_]Fixed Rate   [_]Commercial Paper Rate Note
                                   [X]Senior       [_]Federal Funds Rate Note
Maturity Date: September 25, 1998  [_]Subordinated [X]LIBOR Note
                                                   [_]Prime Rate Note
                                                   [_]Treasury Rate Note


Principal Amount: $25,000,000.00

Issue Price (As a Percentage of Principal Amount): 100%

Interest Rate/Initial Interest Rate: Not Available

Interest Payment Dates: 3rd Wednesday of March, June, September and December
                        of each year

Interest Reset Dates: 3rd Wednesday of March, June, September and December
                      of each year

Index Maturity: 90 days

Spread: +10 basis points

Spread Multiplier: None

Minimum Interest Rate: None

Maximum Interest Rate: None

Interest Payment Period: September 25, 1995 to December 20, 1995 and quarterly thereafter, up to but excluding the interest payment date

Interest Rate Reset Period: September 25, 1995 to December 20, 1995 and
                            quarterly thereafter, up to but excluding the interest payment date

Redemption Date(s) or Period: None

Optional Repayment Date(s): None

Calculation Agent (If Applicable): The First National Bank of Chicago


Additional Terms: